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                                                                    Exhibit 10.2


                         SEVERANCE AND RELEASE AGREEMENT

PARTIES

The parties to this Severance and Release Agreement ("Agreement") are Sierra Pacific Resources and its affiliates Nevada Power Company and Sierra Pacific Power Company (collectively referred to as "Company"), and Steven C. Oldham ("Employee").

BASIS

(a) Employee currently holds the position of Senior Vice President, Energy Supply, with the Company.

(b) Employee has had access to Confidential Information, as hereinafter defined. Employee has occupied a position of trust and confidence with respect to such Confidential Information.

(c) This Agreement is intended as a final settlement of any and all claims, known or unknown, that Employee may have against Company arising out of or related to his employment with Company and the termination of that employment, including, but not limited to all rights Employee may have pursuant to any express or implied Employment Agreement or any Change In Control Agreement or severance plan or agreement. This Agreement provides Employee with benefits that exceed the benefits contained in the Employment Agreement, as defined below, and is adequate consideration for this Agreement.

TERMS OF AGREEMENT

1.       DEFINED TERMS

         1.1 "COMPETING ORGANIZATION" means persons or organizations, including Employee, engaged in, or who may become engaged in, research or development, production, distribution, marketing, providing or selling of a Competing Product or Service.

         1.2 "COMPETING PRODUCTS OR SERVICES" means products, processes, or services of any person or organization, other than Company, in existence or under development, which are substantially the same as or which compete with the products, processes, or services being developed, manufactured, or sold by Company during the time of Employee's

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                  employment with Company, including, but not limited to,
                  products, processes, and services related to the generation, transmission, or distribution of electric energy and/or the buying, selling, scheduling of electric energy or capacity, or any risk management activities associated therewith.

         1.3 "CONFIDENTIAL INFORMATION" means any plan, specification, pattern, procedure, profile, design, device, list, compilation, data, or information relating to the present or planned business of Company which has not been released publicly by authorized representatives of Company, including, but not limited to trade secrets as defined in NRS 600A.010 et seq. Confidential Information may include inventions; marketing and sales plans or programs; customer and supplier information; financial data; purchasing, pricing, or supply information; product engineering information; technological know-how; designs, plans or specifications regarding products and materials; manufacturing processes and techniques; regulatory approval strategies; computer programs, data, formulae and compositions; service techniques and protocols; and new product strategies, plans and designs. Confidential Information also includes information that if disclosed, could negatively affect the Company's reputation and it's relationship with business, governmental agencies and customers. Confidential Information includes all information received by Company under an obligation of confidentiality to a third party.

         1.4 "EMPLOYMENT AGREEMENT" means all previous agreements, express or implied, between Company and Employee.

         1.5 "RESTRICTED AREA" means the State of Nevada and the service territories of the Company.

2.       TERMINATION OF EMPLOYMENT

         2.1 Company shall terminate Employee's employment with Company effective May 20, 2002 ("Termination or Separation Date"). Any accrued and unused Paid Time Off will be included in Employee's final paycheck. Employee agrees not to seek re-employment with Company or any of its subsidiaries or affiliates.

3.       BENEFITS TO EMPLOYEE

         3.1 Company shall pay to Employee severance in the amount of $245,000.00 ("Severance"), payable on the condition that in Company's reasonable judgment Employee is in full compliance with the confidentiality, non-competition, and non-disparagement provisions of the Agreement, one-half at separation, one-quarter 90 days after the date of separation, and


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                  one-quarter on the first anniversary of his date of
                  separation. The Severance shall be subject to withholding, deductions, assessments and taxes, if applicable.

         3.2 Commencing on the Termination Date, the Company shall continue to cover Employee and Employee's dependants as defined in the Health Plan under its medical, prescriptive drugs, dental, vision and EAP employee welfare benefit plans ("Health Plans") to the same extent as Employee and his dependents are covered immediately prior to the Termination Date until July 31, 2005, to the same extent as Employee and his dependents are covered immediately prior to the Termination Date. Company shall pay all costs incurred in providing the above-described coverage for Employee. Employee shall be eligible to participate in open enrollment and is subject to any amendments or changes that would apply to other covered employees. If Employee becomes eligible for similar coverage through another employer or disability, then Employee shall notify Company of such coverage and Company shall be entitled to terminate coverage under this Agreement and/or offer Employee COBRA in the form and manner required by law.

         3.3 On July 9, 2005, Employee shall be 55 years old. As of that date, Employee is eligible with 30 years of service to receive benefits under vested pension under the Sierra Pacific Resources Retirement Plan ("Retirement Plan"). Beginning August 1, 2005, the Company shall provide Employee with coverage under its Medical Plans in the same form and manner as employees who elect retiree medical coverage with 30 years of service. Employee shall be required to reimburse the Company for Employee's portion of the costs of coverage in the form and manner as employees who elect retiree medical coverage with 30 years of service. Medical benefits provided to Employee pursuant to this section may be subject to federal taxes and the Company must report premium payments and paid claims to the IRS. Coverage and benefits are subject to any and all changes in said plans and benefits as may be made by Company after the date of Termination.

         3.4 Employee's accrued Supplemental Executive Retirement Plan ("SERP") benefits shall be fully vested as of the Termination Date, and Employee may elect to be paid, in cash, the present value of his vested SERP within seven days of his Termination Date as allowed by the Plan. Alternatively, Employee may elect to begin receiving the appropriate annuity when he reaches age
                  55. The SERP payment shall include new provisions in the Plan which includes the 2000 and 2001 STIPs as though said STIPs had been paid and, in addition, shall include a payment which will grant Employee additional years of service under the SERP from the Termination Date to the date Employee reaches the age of 55. After


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                  payment, Employee shall have no further claims or benefits under the SERP.

         3.5 All Non-Qualified Stock Options ("Options") will automatically vest on Employee's Termination Date, and Employee shall have the right to exercise said options in accordance with the terms of their original grant and the terms of the Executive Long-Term Incentive Plan.

         3.6 Employee is covered under Supplemental Executive Life insurance. Employee shall continue to be covered under such insurance until May 31, 2002, at which time Employee shall have the option of converting such insurance in strict accordance with the terms of such policy and paying the premiums thereon.

         3.7 If ever in the future the Company's officers are paid a STIP for the year 2000 ("2000 STIP"), then the Employee shall be paid the 2000 STIP at the same time and in the form and manner paid to the other officers. The 2000 STIP shall be subject to withholding, deductions, assessments, and taxes, if applicable. If ever the Company's officers are paid a STIP for the year 2001 ("2001 STIP"), then the Employee shall be paid the 2001 STIP at the same time and in the form and manner paid to the other officers. The 2001 STIP shall be subject to withholding, deductions, assessments, and taxes, if applicable. If ever the Company's officers are paid a STIP for the year 2002 ("2002 STIP"), then the Employee shall be paid a prorated portion of the 2002 STIP at the same time and in the form and manner paid to the other officers. Employee's prorated portion of the 2002 STIP shall be calculated by dividing the number of hours credited to Employee during 2002 (1/1/02 through Termination Date) by 2080, and Employee shall be entitled to receive the resulting percentage of the 2002 STIP. The 2002 STIP shall be subject to withholding, deductions, assessments, and taxes, if applicable.

         3.8 Subject to the express condition that in Company's reasonable judgment at the time of each payment that Employee is in full compliance with the confidentiality, non-competition, and non-disparagement provisions of this Agreement, beginning on the first day of the month after the Termination Date and on the first day of each month thereafter, ending on the first day of the month in which Employee reaches age 55, Employee shall be paid a monthly payment of $4,300.00.

4.       CONFIDENTIALITY

         4.1 Employee shall preserve as confidential all Confidential Information. Employee shall not use Confidential Information for the benefit of Employee or any third party. Employee shall not disclose to others any Confidential Information or any copy or notes made from any Item


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                  embodying Confidential Information. If Employee is required to disclose Confidential Information pursuant to a valid order of a court or other governmental entity or any political subdivision thereof; then Employee shall first give notice to Company so that Company shall have a reasonable opportunity to interpose an objection or obtain a protective order requiring that the Confidential Information and/or documents so disclosed be used only for the purposes for which the order was issued.

5.       NON-DISPARAGEMENT

         5.1 Employee agrees to not make disparaging statements about the Company or its officers and/or directors to third parties such as the news media, governmental officials, or governmental agencies. This section does not apply to testimony made under oath before a court or governmental entity. This section does not apply to statements of opinion made to family and friends so long as they are not news media, governmental officials, or governmental agencies.

6.       NON-COMPETITION

         6.1 Without express consent of the Company's CEO for a period of one year after Employee's Termination Date, Employee shall not, directly or indirectly, assist, provide services or consultation to, enter into, engage in or acquire any ownership interest in, or become employed by or associated with, any Competing organization doing business or seeking to commence doing business in the Restricted Area. This includes, but is not limited to, services rendered to such Competing organization in an executive, managerial, administrative, or consulting capacity in connection with Competing Products or Services in support of actual competition in geographic areas other than where the services are performed and thus may fall within the prohibition of this Agreement, regardless of where such services physically are rendered. This limitation includes, but is not limited to, any contact or solicitation, either for Employee's benefit or for the benefit of any other person or entity, and Employee will not in any manner assist any person or entity in making any such contact or solicitation.

         6.2 Employee shall not solicit any employee of Company to terminate his or her employment or relationship with Company or to perform any service for Employee or for any Competing Organization.

         6.3      Employee agrees that the restrictions set forth in paragraphs
                  6.1 and 6.2 are fair and reasonable and are reasonably required for the protection of the interests of the Company. Employee agrees that compliance with the provisions of paragraphs 6.1 and 6.2 will not cause Employee undue


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                  hardship nor unreasonably interfere with Employee's ability to earn a livelihood.

7.       RELEASE

         7.1 Employee hereby waives and releases Company and its officers, directors, agents, and employees (collectively referred to as "Company Agents") from any claims, rights, contracts or causes of action existing or accrued as of the date this Agreement is signed that Employee may have against Company or Company Agents (collectively referred to as "Claims") which arise out of or are related to Employee's employment with Company (collectively referred to as "Release") or the termination of said employment. This Release includes, but is not limited to, the following:

                  7.1.1 Claims which are known or unknown at the time of the signing of this Agreement;

                  7.1.2 Claims which arise under any state or federal laws, including, but not limited to, the Civil Rights Act of 1964, as amended, and the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement; and

                  7.1.3 Claims based upon any contract of employment, including but not limited to, the Change in Control Agreement, except as set forth herein.

         7.2 Employee shall not commence any action against Company or Company Agents in violation of this Release.

         7.3 Employee does not waive any Claim which arises after the effective date of this Agreement.

         7.4      Employee further expressly acknowledges and agrees that:

                  7.4.1 In consideration for this Waiver, Employee shall receive compensation beyond that which Employee was otherwise entitled to receive before entering into this Agreement;

                  7.4.2 Employee has been advised to consult with an attorney before signing this Agreement;

                  7.4.3 This Agreement is being offered only to Employee at this time.


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                  7.4.4    Employee was given a copy of the Agreement on or
                           about May 10, 2002. Employee was informed that Employee had 21 days within which to consider the Agreement. If Employee fails to execute this Agreement within said 21-day period, then the terms and conditions contained in this Agreement are automatically withdrawn without further action or notice by Company.

                  7.4.5 Employee was informed and understands that Employee has seven days following the date Employee executes this Agreement in which to revoke this Agreement. Any revocation of the Agreement must be in writing and delivered to the Acting Vice-President of Human Resources of Company during the revocation period. This Agreement will become effective and enforceable seven days following execution by Employee, unless it is revoked during the seven-day period.

8.       MISCELLANEOUS PROVISIONS

         8.1. AGREEMENT IS CONFIDENTIAL: Unless and until the terms of this Agreement, and the amount of any payment eligible to be paid or actually paid under this Agreement, are disclosed in writing to the public by Company pursuant to any applicable legal duty to disclose such information, it shall be a condition of eligibility to receive or retain any payment pursuant to this Agreement that Employee hold the terms of this Agreement and the amount of any payment hereunder in strict confidence. Employee may disclose such information on a confidential basis to Employee's spouse and to any financial counselor, tax advisor or legal counsel retained by Employee.

         8.2 ASSIGNMENT BY COMPANY: The obligations of Company hereunder shall be the obligations of any and all successors and assigns of Company. Company may assign this Agreement without Employee's consent to any affiliate or subsidiary of Company. Company may assign this Agreement without Employee's consent to any company that acquires all or substantially all of the stock or assets of Company, or into which or with which Company is merged or consolidated. The Employee may not assign the Agreement, and no person other than Employee or Employee's estate may enforce the rights of Employee under this Agreement.

         8.3 WAIVER: The waiver by Company of a violation by Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent violation.

         8.4 SEVERABILITY: The provisions of this Agreement shall be severable, and in the event that any portion or provision of it is found by any court to be


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                  unenforceable, in whole or in part, the remainder of this
                  Agreement shall nevertheless be enforceable and binding on the parties. In the event that any restriction set forth in this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum restriction such court deems reasonable and enforceable, the restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction hereunder.

         8.5 REVIEW OF AGREEMENT: Employee acknowledges that Employee had sufficient opportunity to review this Agreement with an attorney or, if Employee did not do so, it is because Employee read and understands this Agreement and did not believe that legal advice was necessary. Employee agrees that the restrictions contained in this Agreement are fair and appropriate under the circumstances.

         8.6 DISPUTE RESOLUTION: Any dispute between the parties which is covered by, arises out of, or is based upon this Agreement shall be settled by final and binding arbitration. Any award or determination rendered by the arbitrator may be entered as a judgment in any court having jurisdiction thereof. The arbitration is subject to the following:

                  8.6.1 The arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its Employment Dispute Resolution Rules ("Rules") in effect at the time of the arbitration.

                  8.6.2 The arbitration shall be heard by one neutral arbitrator. The arbitrator shall be an attorney admitted to the practice of law in at least one state.

                  8.6.3 The arbitrator shall have the authority to award any remedy or relief that a state or federal court having jurisdiction over the persons and subject matter is authorized to grant.

                  8.6.4 The Company shall pay all of the costs and/or fees charged by AAA and the arbitrator. The arbitrator shall have the authority to award attorney's fees and costs pursuant to sub-section 8.6.3 above.

         8.7 JURISDICTION: This Agreement shall be construed under the laws of the State of Nevada except where Federal laws are applicable. Venue for any arbitration or action to enforce the arbitration provisions of this Agreement shall be in the State of Nevada.

         8.8 EFFECTIVE DATE: This Agreement shall become effective on the date it is signed by the Employee.


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         8.9      FINAL AGREEMENT: This Agreement supercedes all prior
                  understandings, statements or agreements concerning the subject matter of this Agreement, including the Employment Agreement or Change in Control Agreement. Any amendment to this Agreement shall be in writing and signed by both parties. This Agreement contains all of the terms and conditions agreed upon by the parties. There are no understandings or agreements which conflict or modify the terms of this Agreement. Company has made no representations or promises upon which Employee relies in signing this Agreement except the terms set forth herein. Company has made no representations upon which Employee relies concerning the tax characteristics or status of the benefits described in this Agreement.


COMPANY                                      STEVEN C. OLDHAM


By:
   --------------------------------          ----------------------------------
Date: May __, 2002                           Date: May __, 2002



SCO-SEVAGRMT02



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